UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2024

STANDEX INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

23 Keewaydin Drive, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.50 Per Share	SXI	New York Stock Exchange

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicates by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Standex International Corporation

SECTION 2 – FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 6, 2024, Standex entered into a Second Amendment to Third Amended and Restated Credit Agreement (the “Amendment”) among
Standex, Citizens Bank, N.A., a national banking association, as Administrative Agent (the “Agent”) and the lenders party thereto, amending the Third Amended and Restated Credit Agreement dated as of February 2, 2023, as amended by the First Amendment to Third Amended and Restated Credit Agreement dated October 28, 2024, collectively the “Revolving Credit Agreement”). Under the Amendment, the Lenders (as defined in the Revolving Credit Agreement) make available to Standex an additional $325,000,000 under the Initial Revolving Credit Commitment (as defined in the Revolving Credit Agreement). The effective result of this Amendment is to expand the total available credit under the Revolving Credit Agreement from $500 million to $825 million. In addition to increasing the Initial Revolving Credit Commitment, the Amendment adds two additional lenders: PNC Bank, National Association and The Huntington National Bank, with PNC Bank, National Association also being add as a Co-Documentation Agent. Other than the increase to the Initial Revolving Credit Commitment and the addition of the additional lenders, the material terms and conditions of the Revolving Credit Agreement remain unchanged and in full force and effect.

Immediately upon execution of the Amendment, Standex utilized a portion of the additional available funding under the Revolving Credit Agreement to payoff and terminate the $250 million Term Loan Credit Agreement (the “Term Loan Credit Agreement”) by and among Citizens Bank, N.A., as administrative agent, lead arranger and book runner, each of the lenders party thereto from time to time (the “Term Loan Lenders”) and Standex. Pursuant to the terms of the Term Loan Credit Agreement, the Term Loan Lenders had advanced to Standex a $250,000,000 term loan (the “Term Loan”). The Term Loan Funds were used to fund a portion of the Amran Transaction and the Narayan Transaction previously reported, along with the execution of the Term Loan Credit Agreement, in the Company’s current report on Form 8-K filed on October 31, 2024.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the complete texts of the Amendment which is filed as Exhibits 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit No.	Description

10.1
Second Amendment dated as of December 6, 2024 by and among Standex International Corporation, Citizens Bank, N.A., a national banking association, as Administrative Agent and Lender, and the other Lenders party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION
(Registrant)

/s/ Ademir Sarcevic
Ademir Sarcevic Chief Financial Officer Date: December 12, 2024 Signing on behalf of the registrant and as principal financial officer